Consent of Independent Auditors


We consent to the incorporation by reference in the following Registration Statements of Isle of Capri Casinos, Inc. (f/k/a Casino America, Inc.) of our report dated June 14, 2001, with respect to the consolidated financial statements of Isle of Capri Casinos, Inc. included in Isle of Capri Casinos, Inc. Annual Report (Form 10-K) for the year ended April 29, 2001:

- Post-Effective Amendment No. 1 to the Form S-8 No. 33-61752 (the 1992 Stock Option Bonus Plan)

- Form S-8 No. 33-80918 (the 1993 Stock Option Plan; the Director's Plan; and the Stock Bonus Plan)

- Form S-8 No. 33-86940 (the Employee Stock Purchase Plan; the 1993 Stock Option Plan; the Consulting Agreement, dated October 1, 1993, with Theodore E. Deutch; the Consulting Agreement, dated October 1, 1993, with Scott Crawford; and the Consulting Agreement, dated November 10, 1994, with Becker & Poliakoff, P.A.)

-     Form  S-8  No.  33-93088  (the  Retirement  Trust  and  Savings  Plan)

- Form S-8 No. 333-77233 (the 1992 Stock Option Plan and the 1993 Stock Option Plan)

-     Form  S-8  No.  333-50776  (the  2000  Deferred  Bonus  Plan)

-     Form  S-8  No.  333-50774  (the  2000  Long-Term  Stock  Incentive  Plan)



New  Orleans,  Louisiana
July  27,  2001